SUBSCRIPTION AGREEMENT

BY AND BETWEEN

CARDAX, INC.

AND

THE PURCHASERS PARTY HERETO

DATED AS OF __________ ___, 2015

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Schedules:

Schedule A	Wire Transfer Instructions and Unit Price Payment Information

Schedule B	Supplement of Certain Risk Factors

Schedule C	Certain Matters Regarding the Plan of Distribution of the Offering of the Units

Exhibits:

Exhibit I	Form of the Class D Warrant

Exhibit II	Form of the Class E Warrant

Exhibit II	Form of the Registration Rights Agreement

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SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) is dated as of the date set forth on the signature page hereof, by and among Cardax, Inc., a Delaware corporation (the “Company”), and each Person that is a Purchaser under the terms of this Agreement. Certain capitalized terms used in this Agreement are defined in Section 1.1.

WHEREAS, the Company is a public company with its shares of common stock, par value $0.001 per share (“Common Stock”) traded on the OTCQB under the symbol “CDXI”.

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act, and Rule 506 promulgated thereunder, the Company desires to sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase Units (each, a “Unit”), where each Unit has: (i) one share of Common Stock; (ii) two Class D Warrants (each, a “Class D Warrant”), each Class D Warrant entitling the Purchaser of a Unit to purchase one share of Common Stock at a price per share of $0.10, subject to certain adjustment as more fully described in this Agreement in the form attached to this Agreement as Exhibit I; and (iii) one Class E Warrant entitling the Purchaser of a Unit to purchase three quarters (0.75) of one share of Common Stock at a price per share of $0.1667, subject to certain adjustment as more fully described in this Agreement in the form attached to this Agreement as Exhibit II (each, a “Class E Warrant” and, together with a Class D Warrant, each, a “Warrant” and, collectively, the “Warrants”).

WHEREAS, this Agreement and the offering of the Units by the Company are part of an offering of an aggregate amount that is up to $3,500,000 (or such greater amount as may be determined by the Company) and that in such offering there will be purchases and sales of units that are similar to the Units purchased under this Agreement by the Purchaser on similar terms and conditions; provided, however, the Company reserves the right to suspend or terminate any additional purchases and sales of such similar units and to change the terms and conditions with respect to the offering of any such units or other securities by or on behalf of the Company;

WHEREAS, the purchase price for each Unit (“Unit Price”) shall be $0.30.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each of the Company and the Purchasers, intending to be legally bound hereby, hereby agree as follows:

ARTICLE I
DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

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“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Units pursuant to Section 2.1.

“Closing Date” means the Trading Day on which the Purchasers purchase the Units under the terms of this Agreement, including payment to the Company of the Purchase Price payable by each of the Purchasers.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” shall have the meaning ascribed to such term in the recitals to this Agreement.

“Company Counsel” means Herrick, Feinstein LLP, 2 Park Avenue, New York, NY 10016.

“Company Sub” means Cardax Pharma, Inc., a Delaware corporation and a wholly owned subsidiary of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Execution Date Information” shall have the meaning ascribed to such term in Section 3.2(f).

“Offering” means this offering of the Units.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchaser” means a Person that is a party to this Agreement as a purchaser, or his, her or its successors and assigns.

“Securities” means all Units, Common Stock, Warrants, and shares of the Company’s Common Stock, into which the Warrants are exercisable.

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“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” means newly issued shares of the Company’s Common Stock, issued or issuable to each Purchaser pursuant to the exercise of the Warrant, which shares, when issued in accordance with the terms of such securities, shall be duly authorized, validly issued, fully paid and non-assessable.

“Short Sale” means any securities transaction in which a Person sells a number of shares or other units of a security that are not owned by such Person at the time of such sale.

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for Units purchased hereunder which shall equal the number of Units to be purchased by such Purchaser multiplied by the Unit Price in United States dollars, which amount shall be paid by the Purchaser making a payment to the Company as provided in this Agreement.

“Subsidiary” means any subsidiary of the Company and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Company’s Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB or the OTC Bulletin Board (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement and all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

ARTICLE II
PURCHASE AND SALE

2.1 Closing.

(a) The Company and each Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing.

(b) On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company shall issue and sell to each of the Purchasers, and each of the Purchasers, severally and not jointly, shall purchase, that number of Units that is set forth on the signature page of such Purchaser to the extent accepted by the Company.

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(c) Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of the Company or such other location as the Company may designate to the Purchaser.

2.2 Deliveries.

(a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser accepted by the Company, this Agreement duly executed by the Company.

(b) On the date that this Agreement is executed and delivered by a Purchaser to the Company and the Company accepts the subscription of such Purchaser (with such acceptance to be evidenced by the Company’s counter signature of the Purchaser’s signature page herein below), such Purchaser shall deliver or cause to be delivered to the Company:

(i) a check or wire transfer of the Subscription Amount of such Purchaser in accordance with the payment or wire transfer instructions set forth on Schedule A to this Agreement; and

(ii) a counterpart of this Agreement duly executed by such Purchaser.

(c) On the Closing Date, the Company and each of the Purchasers shall close the purchase and sale of the Units and the Company shall deliver or cause to be delivered to each Purchaser evidence of the issuance and delivery of the shares of Common Stock and Warrants to be purchased by each Purchaser by appropriate instructions to the stock transfer agent of the Company.

2.3 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects on the Closing Date of the representations and warranties of the Purchasers contained herein (unless such representation is made as of a specific date therein in which case such representation and warranty shall be accurate as of such date); and

(ii) all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed.

(b) The respective obligations of each of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i) The representations and warranties made by the Company in this Agreement shall be true and correct in all material respects (provided that any such representations and warranties that are by their terms qualified by materiality shall (as so qualified) be true in all respects) as of the date hereof and at and as of the time of the Closing as though such representations and warranties were made at and as of such time (except in any case that representations and warranties that expressly speak as of a specified date or time need only be true and correct (subject to the foregoing parenthetical as to materiality) as of such specified date or time);

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(ii) The Company shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it prior to or at the Closing;

(iii) Without limiting item (ii) above, the Company shall have delivered to the Purchasers each of the items required to be delivered by it pursuant to Section 2.2(c);

(iv) No preliminary or permanent injunction or other order that declares this Agreement invalid or unenforceable in any respect or that prevents the consummation of the transactions contemplated hereby shall be in effect; and

(v) From the date hereof to the Closing Date, the Commission shall not have issued a stop trading order with respect to the Company’s Common Stock.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to each Purchaser as of the date hereof and as of the Closing Date (unless such representation is made as of a specific date therein in which case such representation and warranty shall be accurate as of such date):

(a) Organization and Qualification. Each of the Company and the Company Sub is an entity duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.

(b) Capitalization. The capitalization of the Company is properly reflected by the SEC Filings.

(c) Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Units to the Purchasers as contemplated hereby. The issuance and sale of the Units hereunder does not contravene the rules and regulations of the Trading Market applicable to the Company.

(d) Disclosure.

(i) Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information within the meaning of the Exchange Act.

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(ii) The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2.

(e) SEC Filings. The documents (“SEC Filings”) that have been filed by the Company with the Securities and Exchange Commission do not (as amended and supplemented) contain a material misstatement of fact or does not omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, as interpreted by the Exchange Act.

3.2 Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants, severally and not jointly, as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein):

(a) Organization; Authority.

(i) Such Purchaser is either an individual or an entity that is duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.

(ii) The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser.

(iii) Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (A) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; (B) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (C) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Own Account. Such Purchaser understands that each of the shares of Common Stock and the Warrants and the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Units as principal for its own account and not with a view to or for distributing or reselling such Units (or the shares of Common Stock or Warrants or Shares) or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other person to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Purchaser’s right to sell the Securities in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Units hereunder in the ordinary course of its business or investment strategy.

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(c) Purchaser Status. At the time such Purchaser was offered the Units, it was, and as of the date hereof it is an “accredited investor” as defined in Rule 501 under the Securities Act; or (ii) a Non U.S. Person within the meaning of Regulation S under the Securities Act.

(d) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the shares of Common Stock or Warrants (and the Shares), and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the shares of Common Stock, the Warrants and Shares and, at the present time, is able to afford a complete loss of such investment.

(e) Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, such Purchaser shall not directly or indirectly, nor shall any Person acting on behalf of or pursuant to any understanding with such Purchaser, execute any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of date of this Agreement and the Closing Date. Notwithstanding the foregoing, the limitation set forth in this Section 3.2(e) shall not be applicable to any investments of a Purchaser that are made or disposed of without the discretion of such Purchaser. Other than to other Persons party to this Agreement, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction and shall use the information provided in this Agreement or any investment presentation provided to such Purchaser only in consideration of making an investment in the Units.

(f) Disclosure.

(i) Each Purchaser acknowledges and agrees that the information provided and available to the Purchaser at the time that this Agreement is executed and delivered (including, but not limited to the SEC Filings) (the “Execution Date Information”) may not include all of the material information that would be provided to a purchaser of securities in an offering of securities that is registered under the Securities Act and included in a prospectus that is required to be delivered in accordance with Section 5 of the Securities Act.

(ii) Each Purchaser agrees that it has had an unrestricted opportunity to: (a) obtain additional information concerning the offering of the Units, including without limitation, information concerning the Company and any other matters relating directly or indirectly to the purchase of the Units by such Purchaser; and (b) ask questions of, and receive answers from, the executives of the Company concerning the terms and conditions of this offering of Units and to obtain such additional information as may have been necessary to verify the accuracy of the information contained in the investor presentation provided to the Purchaser or any other information that may have been provided to the Purchaser.

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(iii) Each Purchaser acknowledges and agrees that no Person is authorized by the Company and no Person will be authorized by the Company or any of its Affiliates to provide any information regarding the solicitation of investment interest or the offering of the Units other than the information that is provided in the investor presentation provided by the Company and such other information or documentation that is provided expressly by the Company to the Purchasers for such purposes.

(iv) Each Purchaser and/or Purchaser’s advisor acknowledges that it has received and reviewed the SEC Filings, including the summary of risks contained in the “Risk Factors” sections in such documents and Schedule B and certain matters regarding the plan of distribution of the offering of the Units set forth in Schedule C and had access to or been furnished with sufficient facts and information to evaluate an investment in the Company and a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the Company and all such questions have been answered to the full satisfaction of the Purchaser.

(g) Due diligence. Each Purchaser acknowledges and agrees that it has: (A) carefully reviewed the investor presentation; (B) performed its own due diligence investigation and has been furnished with other materials that it considers relevant to the purchase of the Units; and (C) is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, except for the statements, representations and warranties contained in this Agreement.

The Company acknowledges and agrees that the representations contained in Section 3.2 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) The shares of Common Stock, the Warrants and Shares may only be disposed of in compliance with state and federal securities laws. After the Final Closing Date, the Company agrees to take appropriate action to promptly prepare and file a registration statement with the SEC to register the Shares under the Securities Act, it being acknowledged that there is no assurance that all of the Shares will be included in a registration statement that is declared effective under the Securities Act. In connection with any transfer of any of shares of Common Stock or Warrants or Shares other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred shares of Common Stock or Warrants or Shares under the Securities Act.

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(b) Legend on Share Certificates. The Purchasers agree to the imprinting, so long as is required by this Section 4.1, of a legend on any of the certificates representing the shares of Common Stock or Warrants or Shares in the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE CORPORATION. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

(c) The legends set forth in Section 4.1(b) shall, to the fullest extent permitted, be removed , (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such shares of Common Stock or Warrants or Shares pursuant to Rule 144, (iii) if such shares of Common Stock or Warrants or Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such shares of Common Stock or Warrants or Shares and without volume or manner-of-sale restrictions, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission).

(d) Each Purchaser, severally and not jointly with the other Purchasers, agrees that such Purchaser will sell any shares of Common Stock or Warrants or Shares only pursuant to either: (i) the registration requirements of the Securities Act, including any applicable prospectus delivery requirements; or (ii) an exemption therefrom, and that if shares of Common Stock or Warrants or Shares are sold pursuant to any such effective registration statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing shares of Common Stock or Warrants or Shares as set forth in this Section 4.1 is predicated upon the Company’s reliance upon this understanding.

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4.2 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company covenants and agrees that neither it, nor any other Person acting on its behalf, will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser, agent or counsel shall have entered into a written agreement with the Company regarding the confidentiality and use of such information or such Person is otherwise obligated to maintain the confidentiality of such information and not use such information in violation of applicable law. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in evaluating and providing any information it receives in connection with its consideration of purchasing any of the Units.

4.3 Equal Treatment of Purchasers. No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration is also offered to all of the Purchasers. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Shares, the shares of the Company’s Common Stock issuable upon the exercise of the Warrants or otherwise. The provisions of this Agreement do not, and in no manner shall be interpreted to, restrict the right, ability and authority of the Company to sell any securities, including securities identical to, exchangeable for, convertible into, or similar to, any of the securities offered and sold under this Agreement.

4.4 Use of Proceeds. The Company will use the proceeds of this Offering, net of expenses described in Schedule C, for its operations. The Company has adopted a budget that includes a 50% deferral of cash compensation payable to its Executive Chairman, Chief Executive Officer, and Chief Science Officer; a 25% deferral of cash compensation payable to its Vice President of Operations and Vice President of Research; and a 10% deferral of cash compensation payable to its other employees. The Company will make appropriate additional cash compensation deferrals if substantially less funds are raised by the Company in this Offering and any other offering of securities. The Company will not decrease such deferrals or increase the cash compensation payable to such person (other than for cost of living increases) until at least one of the following occurs: (1) the Company raises more than $5 million in the aggregate from this Offering and any other offerings; (2) the Company enters into a strategic partnership where the cash fees to be paid within eighteen months of the final closing of this Offering, when combined with the proceeds from the Offering and any other offerings, exceed $5 million; or (3) the Company has positive cash flows for any fiscal quarter.

4.5 Form D; Blue Sky Filings. The Company shall timely file a Form D with respect to the Units as required under Regulation D, provide a copy thereof, promptly upon request of any Purchaser, and take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Units for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and provide evidence of such actions promptly upon request of any Purchaser.

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4.6 Replacement of Certificates. If any certificate or instrument evidencing any shares of Common Stock or Warrants or Shares is mutilated, lost, stolen or destroyed, the Company shall cause the Company to, and the Company shall, issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement shares of Common Stock or Warrants or Shares and may be required to provide an indemnity in favor of the Company.

4.7 Registration Rights Agreement. The Company shall execute and deliver and shall duly perform its obligations under that certain Registration Rights Agreement (the “Registration Rights Agreement”) in the form attached to this Agreement as Exhibit III.

4.8 Most Favored Nation or Anti-Dilution Right.

(a) The Company agrees to provide to the Purchaser the right (“Anti-Dilution Right”) to receive additional shares of Common Stock and to exchange or amend its Class D Warrants for warrants that are issued by the Company to investors in an offering (a “Qualified Financing”) that (x) has aggregate gross proceeds of $250,000 or more that (y) is received by the Company on or prior to March 31, 2016 so that the Purchaser shall, immediately after receiving such additional shares of Common Stock and such exchange or amendment, participate in the Qualified Financing on substantially similar terms with respect to the average price per share of Common Stock (including the price for shares of Common Stock issuable upon the exercise of the Class D Warrants) that an investor pays assuming the full conversion or exercise of warrants or similar rights that are issued in the Qualified Financing. In connection with this Anti-Dilution Right, the consideration for any such additional shares of Common Stock or exchange or amendment of the Class D Warrant shall be the Subscription Price paid by the Purchaser (and, if applicable, the exchange of the Class D Warrant) and the Purchaser shall keep its Class E Warrant without any change, amendment or supplement.

(b) Prior to the final closing of a Qualified Financing, the Company shall provide the Purchaser with a notice (the “Qualified Financing Notice”) which shall include a copy of the offering documentation provided by the Company to solicit investment in the Qualified Financing and describe in reasonable detail the procedures required for the Purchaser to exercise its Anti-Dilution Right. The Purchaser may exercise its Anti-Dilution Right by providing a notice to such effect to the offices of the Company on or prior to the date that is thirty (30) days after the date that the Purchaser received the Qualified Financing Notice. If the Purchaser does not duly and timely exercise its Anti-Dilution Right and the Qualified Financing is consummated, then the Purchaser shall be deemed to have waived its Anti-Dilution Right. For avoidance of doubt, the Anti-Dilution Right shall terminate on the date that is the earlier of the date that the Purchaser does not duly and timely exercise its Anti-Dilution Right as described in this Section 4.8 or March 31, 2016.

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ARTICLE V
MISCELLANEOUS

5.1 Fees and Expenses.

(a) Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

(b) Certain disclosures regarding the Company are summarized in Schedule C, attached hereto.

5.2 Entire Agreement. The Transaction Documents contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.3 Notices.

(a) All notices (including any consent required of any party to this Agreement) given or permitted to be provided pursuant to this Agreement shall be in writing and shall be made by hand delivery, by facsimile, or overnight air courier guaranteeing next business day delivery addressed as follows:

(i)	If such notice is to the Company, then to the Company at

2800 Woodlawn Drive
Suite 129
Honolulu, Hawaii 96822
Fax: +1 808 237 5901
Attention: David G. Watumull
President & Chief Executive Officer

With a copy of each notice to (which copy shall not constitute notice):
Herrick, Feinstein LLP
2 Park Avenue
New York, NY 10016
Attn: Richard M. Morris, Esq.
Fax: (212) 545-3371

(ii) If such notice is to a Purchaser, then to the address of the Purchaser set forth on the signature page of such Purchaser to this Agreement.

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(b) Change of Address. Any Purchaser may change the address that notices should be delivered to it by delivering a notice with the corrected information to the Company. The Company may change the address that notices should be delivered to it by delivering a notice with the corrected information to each Purchaser then a party to this Agreement. In each case, such corrected information to be effective only upon delivery of such notice.

(c) Deemed Delivery. Except as otherwise expressly provided in this Agreement, each such notice shall be deemed given, delivered and received at the time delivered by hand, if personally delivered; when receipt acknowledged, if telecopied; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next business day delivery.

5.4 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except by means of a written agreement signed, in the case of an amendment, by the Company and each of the Purchasers subject to such waiver, modification, supplement or amendment. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger); except that all rights and obligations of the Company under this Agreement shall be assigned to, and assumed by, the Company effective on Closing Date, provided that no such assignment shall relieve the Company of any of its obligations hereunder. Any Purchaser may assign any or all of its rights under this Agreement to any Person; provided that such assignment is approved by the Company, which approval shall not be unreasonably withheld, delayed or conditioned and such transferee agrees in writing to be bound by the provisions of the Transaction Documents that apply to the “Purchasers” and such transferee is able and makes the representations and warranties to the Company provided under Section 3.2.

5.7 Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

5.8 Governing Law; Exclusive Jurisdiction.

(a) All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

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(b) Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan.

(c) Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

5.9 Attorney Fees. If one or more parties shall commence an action, suit or proceeding to enforce any provision of the Transaction Documents, then the prevailing party or parties in such action, suit or proceeding shall be reimbursed by the other party or parties to such action, suit or proceeding for the reasonable attorneys’ fees and other costs and expenses incurred by the prevailing party or parties with the investigation, preparation and prosecution of such action, suit or proceeding.

5.10 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Units for the applicable statute of limitations.

5.11 Counterparts and Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

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5.13 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereof or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented, or has had the opportunity to be represented, by its own separate legal counsel in its review and negotiation of the Transaction Documents.

5.14 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.15 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto.

5.16 WAIVER OF JURY TRIAL.

EACH PARTY TO THIS AGREEMENT HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH PARTY TO THIS AGREEMENT AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EITHER PARTY TO THIS AGREEMENT IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER.

(Remainder of page intentionally left blank.
Next page is signature page.)

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IN WITNESS WHEREOF, the parties hereto have caused this Subscription Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Cardax, inc.

By:
Name:
Title:

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.
SIGNATURE PAGE FOR PURCHASERS FOLLOWS.]

[PURCHASER SIGNATURE PAGES TO SUBSCRIPTION AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Subscription Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:

Signature of Authorized Signatory of Purchaser:

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Authorized Signatory:

Facsimile Number of Authorized Signatory:

Address for Notice to Purchaser:

Address for Delivery of Units to Purchaser (if not same as address for notice):

Subscription Amount: $_________________(U.S.)

Number of Units: _________________

Social Security or EIN Number: _______________________

Bank or Brokerage Account Information:

[Each Purchaser shall also deliver the applicable tax forms such as the Form W-9 and a certificate that they are an accredited investor, unless waived by the Company]

Accepted by the Company for ___________ Units:

CARDAX, INC.	Date: _______________

By:
Name:
Title:

EXHIBIT I

Form of the Class D Warrant

(Attached Hereto)

EXHIBIT II

Form of the Class E Warrant

(Attached Hereto)

Exhibit III

Form of the Registration Rights Agreement

(Attached Hereto)

SCHEDULE A

Wire Transfer Instructions

Checks shall be made payable to the order of

“Cardax Pharma, Inc.”

Wire Transfers shall be made in accordance with the following:

●	Bank Name: Bank of Hawaii
●	SWIFT Code: BOHIUS77
●	Routing #: 121301028
●	Account #: 0090-287176
●	Account Name: Cardax Pharma, Inc.

In addition, the following information shall be provided with each payment:

Name of Purchaser:

Address of Purchaser:

Schedule B

Certain Additional Risk Factors

In addition to the risk factors that are summarized in the Company’s SEC Filings, you should

An investment in our Common Stock, and Warrants involves a high degree of risk. You should carefully consider the risks summarized in the Company’s SEC Filings, together with all of the other information provided to you in this Offering, before making an investment decision. If any of the following risks actually occur, our business, financial condition or results of operations could suffer. In that case, the trading price of our shares of Common Stock could decline, and you may lose all or part of your investment. You should read the section entitled “Forward-Looking Statements” included in our SEC Filings for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements.

The terms of the Offering, the price for the shares of Common Stock and Warrants, including the exercise price, were not independently valued and may not be indicative of the future price of our Common Stock.

Our board of directors determined the terms and conditions of the Offering, including the price per share for each Unit of Common Stock and the Warrant. The price per Unit and the exercise price were not necessarily determined to be equal to the market price of the Company’s Common Stock on the OTCQB or the fair value of the Company. If you purchase Units in the Offering, you may not be able to sell any of the securities at or above the subscription price. The trading price of the Company’s Common Stock will be determined by the marketplace, and will be influenced by many factors outside of the Company’s control, including consumer acceptance of the Company’s astaxanthin consumer health products, prevailing interest rates, investor perceptions, securities analyst research reports and general industry, geopolitical and economic conditions. Publicly traded stocks, including stocks of pharmaceutical and nutraceutical companies, often experience substantial market price volatility. These market fluctuations might not be related to the operating performance of particular companies whose shares are traded. Accordingly, we cannot assure you that if you purchase Units in the Offering you will later be able to sell those Units at or above the subscription price.

The Securities are “Restricted Securities” under the Securities Act and there is no assurance that they will be registered

The Units sold in this Offering and the Common Stock issuable upon exercise of the Warrants will be restricted securities under United States federal and applicable state securities laws. The Common Stock will be restricted securities unless and until the shares of Common Stock are registered as contemplated by the terms of the Registration Rights Agreement. Restricted securities may not be transferred, sold or otherwise disposed of in the United States, except as permitted under United States federal and state securities laws, pursuant to registration or an exemption therefrom. You should be prepared to hold the Securities sold and the Common Stock issuable upon the exercise of the Warrants for an indefinite period.

None of the Shares of Common Stock issued in the Offering or upon the exercise of the Warrants may be sold unless, at the time of such intended sale, there is a current registration statement covering the resale of the securities or there exists an exemption from registration under the Securities Act, and such securities have been registered, qualified, or deemed to be exempt under applicable securities or “blue sky” laws in the state of residence of the seller or in the state where sales are being affected.

Schedule B | Page 1

Investors have been provided with certain registration rights with regards to the underlying shares, however, no assurance can be given when, if ever, such proposed registration of the underlying shares will be declared effective by the SEC or if such proposed registration statement is declared effective that all of the shares of Common Stock sold in the Offering and underlying the Warrants will be included in such registration statement and be permitted to be offered on a delayed or continuous basis. If the SEC does not declare effective a registration statement covering the resale of the Shares, investors will be precluded from disposing of such Shares unless such Shares may become eligible to be disposed of under the exemptions provided by Rule 144 under the Securities Act without restriction. If the Shares are not registered for resale under the Securities Act, or exempt therefrom, and registered or qualified under applicable securities or “blue sky” laws, or deemed exempt therefrom, the value of the Securities will be greatly reduced.

Investors will be relying on management’s judgment regarding the use of proceeds from this Offering and we may apply the proceeds to uses that may not increase the value of your investment or improve our operating results.

We expect to use the proceeds of this Offering to further develop our technology and infrastructure, hire additional personnel, including management-level employees, begin focused and targeted marketing efforts, and for general working capital purposes. Our management will have broad discretion with respect to the use of the net proceeds from this Offering and investors will be relying on the judgment of our management regarding the application of these proceeds. We cannot assure you that the net proceeds will be used for purposes that ultimately increase our results of operations, business prospects or the value of your investment.

An investment in the Company is speculative and there can be no assurance of any return on any such investment.

An investment in the company is speculative and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

Insufficient Capital

While there is a condition to closing that the Company must have subscriptions of at least $25,000 before it can close on any subscriptions for this Offering (including amounts funded in any prior closings), there can be no assurance or guarantee that the Company will raise sufficient capital, through this Offering, to meet the Company’s business objectives. The audited financial statements include a going concern qualification and the Company has significant liquidity issues. The Company has adopted an austerity budget and would need $3 million in this Offering or other capital transactions to fund its operations as contemplated in the Use of Proceeds for one year. There can be no assurance that other obligations that are necessary for the Company will not be incurred or that the budgeted expenditures will not be subject to any material increase.

Because this Offering provides for separate closings, there cannot be any assurance that the Company would be able to raise sufficient capital to fund its annual budget.

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Schedule B | Page 2

Schedule C

Plan of Distribution

PLAN OF PLACEMENT

The Company seeks to raise up to $3,500,000 through the offering of units (“Units”) consisting of: (i) one share of Common Stock; (ii) two Class D Warrants, each to purchase one share of Common Stock at a price per share of $0.10; and (iii) one Class E Warrant to purchase three quarters (0.75) of one share of Common Stock at a price per share of $0.1667. The price per Unit (“Unit Price”) is $0.30.

The Offering of the units will be by the Company and through one or more placement agents or registered broker-dealers. Any such person will be paid certain fees, costs and expenses required under the applicable placement agent or similar agreement from the gross proceeds of the Offering.

The Company may retain Vertical Trading Group, LLC d/b/a The Vertical Group (“Vertical”), a registered broker dealer, as a non-exclusive placement agent in the Offering. Vertical would receive:

●	a cash fee that is equal to 8% of the gross proceeds invested by purchasers of the units that were introduced by Vertical to us and who were not either (x) current or prior investors in the Company or Cardax Pharmaceuticals, Inc. or (y) previously introduced to the Company by any other placement agent or broker-dealer that has an agreement with the Company (the “Introduced Investors”); and

●	warrants for the purchase of 8% of the aggregate number of shares of common stock sold to Introduced Investors, including shares of common stock that may be purchased by Introduced Investors by the exercising the warrants included in the units (“Agent Warrants”). The Agent Warrants grant Vertical the right to purchase our shares of common stock at a price per share equal to $0.167 and may be exercised on a “cashless exercise” basis and the same anti-dilution protections that are provided in the warrants granted with a unit.

Vertical may compensate participating broker/dealers, including its affiliates, in its discretion, from fees paid to it.

There can be no assurance that any or all of the Units being offered will be sold. In the event this Offering is cancelled or a subscription is rejected, all funds received by the Company shall be returned to each Investor without interest or penalty. The Shares are being offered solely to Accredited Investors (as such term is defined in Rule 501 promulgated under the Act) and this Offering is being conducted in a manner intended to comply with Rule 506(b) of Regulation D promulgated by the Securities and Exchange Commission; provided that the Company may offer its securities under any other exemption from the registration requirements of the Act, including Regulation S.

The Company’s officers, directors and employees, as well as officers, directors and employees of Vertical or any other placement agent, may purchase Units.

Schedule C | Page 1

The Company reserves the right to accept or reject any subscription in its sole discretion for any reason whatsoever and to withdraw this Offering at any time prior to acceptance of the subscriptions received. Subscription funds paid by a Subscriber whose subscription is rejected will be returned promptly without interest or deduction. Closings will be held from time to time as determined by the Company.

The minimum subscription for this offering is $25,000, though the Company may accept subscriptions in smaller amounts, in its sole discretion.

The Company will pay all legal and other expenses and costs related to this Offering from the gross proceeds of this Offering. The Company will also pay cash and other compensation to any broker / dealer that is entitled to such compensation under any existing placement agent agreement, or any similar agreement, with respect to persons that were introduced by such broker / dealer to the Company, to the extent required under such agreements. Such agreements are included as exhibits in the SEC Filings of the Company and provide, generally, for cash compensation of 10% and issuance of warrants equal to 10% to 15% of the shares that are issued.

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Schedule C | Page 2